                                  EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
TicketsLive Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Tickets.com, Inc., of our report dated June 12, 1998, relating to the consolidated balance sheets of TicketsLive Corporation (formerly Select Technologies Corporation) and subsidiaries as of April 30, 1997 and 1998, and the related consolidated statements of operations, redeemable preferred stock, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for the years then ended, which report appears in the Tickets.com, Inc. Registration Statement No. 333-79709 on Form S-1.



                                    /s/ KPMG LLP
                                    --------------------------------------------
                                    KPMG LLP

Syracuse, New York
November 29, 1999